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                        THE SINGING MACHINE COMPANY, INC.
                               FACTORING AGREEMENT

Main Factors, Inc.
P.O. Box 50608
Dallas, TX 75250

Gentlemen:

The following is the agreement between us, effective the date of your acceptance, by which you shall act as our sole factor.

1. We agree to sell to you as absolute owner and you agree to purchase from us all accounts, notes, chattel paper, instruments, bills, acceptances or other forms of obligation (hereinafter collectively referred to as "receivables") arising out of the sale of merchandise and/or rendition of services (hereinafter collectively referred to as "sales"). All of our sales shall be made in our name, but the purchase price shall be paid only and directly to you and all of our factored invoices to our customers shall clearly state on their face in form and manner satisfactory to you that the receivables represented by such invoices have been assigned and are payable only to you. Our sales of receivables to you include all of our right, title, and interest in and to the merchandise represented thereby, including such merchandise as may be returned by customers, and all of our rights of stoppage in transit, replevin, and reclamation and as unpaid seller and/or lienor. As our receivables are created, we shall execute and deliver to you such further and confirmatory instruments of sales, on an account by account basis, transfer and assignment thereof in such form and manner as you may from time to time require together with a copy of each invoice, all shipping or delivery receipts and such other proof of sale and delivery or performance as you may from time to time require; and you shall not be required to make advances upon or to remit to us any sums credited for the purchase price of receivables until we provide you therewith as to such receivables. We shall deliver to you copies of all credit memos issued by us. We shall execute and deliver to you and/or file at such times and places as you may designate such further instruments as you may from time to time require for the protection of your rights hereunder. We shall notify you promptly of all returned merchandise and shall set aside and mark and hold the same for your account as owner.

2. The amount, delivery and terms of each sale shall be submitted to your credit department for written approval before we accept or fill any of our customer's orders and you shall have the right to withdraw such approval at any time prior to delivery. Sales approved in writing and accepted by you (hereinafter referred to as "approved receivables"), when purchased by you, shall be without recourse to us except as hereinafter provided; sales made by us without such written approval (hereinafter referred to as "non-approved receivables"), when purchased by you, shall be with full recourse to us. Receivables for freight or samples shall always be deemed to be non approved receivables notwithstanding any written approval from you. In the event you decline to give your written approval on any order received by us from a customer and, in advising us of such decline, you furnish us with information as to the credit standing of the customer, such information shall be deemed to have been requested of you by us and your advice

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containing such information is recognized as a privileged communication. We agree that the information furnished to us shall not be given to our customer or to our salesman; if necessary, we shall merely advise our customer or our salesman that credit has been declined on the account and that any questions arising should be directed to you.

3. The purchase price of all receivables shall be the net amount thereof (net amount of receivables wherever used herein being the gross amount less all discounts - the net amount due on the shortest terms). Your charge for ledgering receivables, checking the credit of our customers, bookkeeping, agings, statements, supervising collection of receivables, assuming the credit risk on approved receivables, and other services provided us hereunder shall be One and one-half percent (1-1/2%) of the net amount of receivables purchased, on all sales using our regular terms. Our regular terms of sale are net 20, net 30, net 45 and net 60. We understand that you will not purchase invoices with terms greater than net 45. Should factored sales exceed three and one-half million dollars ($3,500,000.00) in a calendar year, then you will reduce our factors commission to 1.35% on all sales over $3,500,000. Should factored sales exceed five and one-half million dollars ($5,500,000.00), you will reduce our factors commission to 1.15% on all sales over $5,500,000.00. Should factored sales exceed seven million five hundred thousand dollars ($7,500,000.00), you will reduce our factors commission to 1.00% on all sales over $7,500,000.00. We understand that the charge amount will be considered as an advance for purposes of computing the interest charge. We shall have no right to vary the terms of sale set forth in the invoice relating to any receivable, after such receivable has been purchased by you, without your consent. If we require any such variation in terms, it is recognized that you will incur the same bookkeeping expense as if you had purchased a new and separate receivable, and you shall therefore be entitled to receive, as a condition precedent to approving such change, a sum equal to an additional charge calculated on the new amount computed in the same manner as if the receivable had been newly purchased by you on the date we requested a variation in the terms of sale.

The additional charge may be referred to in accounting records as a dating charge, and may in your sole discretion, if in your opinion the circumstances justify a reduction, be less than the full charge determined as if the receivable had been newly purchased. The charges on all receivables purchased by you during each month as well as all other additional charges hereunder shall be debited to our account as of the fifteenth day of that calendar month. You shall credit our account with the net amount of each receivable purchased by you three
(3) days after your receipt of payment thereof, or on the fourth month following the month during which such receivable becomes due, whichever first occurs, and upon such date you shall remit the same to us, less all sums previously advanced, remitted, paid or otherwise charged or debited to or for our account. All terms of sale which are less than thirty (30) days shall be deemed to be thirty (30) day terms for the purpose of computing the due date. You shall, at any time after assignment of receivables to you, at our request, advance to us up to seventy-five percent (75%) of the purchase price thereof and charge our account therewith, less your charge. We agree to pay any related wire charges if funds are wired at our request. You shall not be required to make any advances on or remit the purchase price of non approved receivables until actual receipt by you of payment of such receivables from our customers, and the making of all advances and remittances by you shall be subject to your right to maintain a reasonable reserve if you deem your security to require it which reserve may be revised, upward or downward, at any time, in your sole and absolute discretion. We understand that you may, from time to time, request written verification from our customers and/or the delivery company that the goods sold by us have been delivered and/or services have been completed and accepted by our customer. We

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understand that you must be satisfied with such verification before you will make any advances. We understand that you will not advance on sales to new customers until you have received written acknowledgment from them that their receivables have been assigned and are payable to you.

4. All remittances received by us with respect to receivables purchased by you shall be held in trust by us as your property, separate and apart from our own properties and funds, and we will immediately deliver to you the identical checks, monies or other forms of payment received and you shall have the right to endorse our name on any and all checks or other forms of remittance received, where such endorsement is required to effect collection, and we shall confirm your title thereto by executing such instrument, as you may from time to time require. In order to collect any receivable assigned to you, you have the right to bring suit in your name or ours. In addition, we hereby constitute and appoint you or such person as you may name, including substitution, as our attorney-in-fact to exercise, and at our cost and expense, to execute all necessary documents in our name and do all other things necessary to carry out this agreement. We hereby ratify and approve all acts of the attorney and agree that neither you nor the attorney will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. This power being coupled with an interest is irrevocable so long as any receivable assigned and sold to you remains unpaid or we are indebted to you in any manner.

5. We make the following representations, warranties and agreements, in order to induce you to enter into this agreement, which shall be deemed to be incorporated by reference in each confirmatory schedule of receivables or other form of assignment delivered to you from time to time by us, and shall be deemed repeated and confirmed with respect to each receivable as it is created or otherwise acquired by you and shall be deemed continuing:

(a) each and every factored receivable

     (i) will constitute a valid and legally enforceable indebtedness resulting from an actual sale and delivery to and acceptance by the customer of the goods sold or from the rendition of services in the ordinary course of our business, in full compliance and conformity with the specification of the customer, the amount represented as owing by the customer is the correct amount actually owing by such customer and the payment thereof is not contingent or conditioned on the fulfillment of any contract, condition or warranty, past or future, expressed or implied,

     (ii) will be subject to no dispute or claim by the customer as to price, terms, quality, quantity, delay in shipment, offsets, counterclaims, contra accounts or any other defense of any other kind and character,

     (iii) will be subject to no discounts, deduction, allowances, offsets, counterclaims, or other contra items or to no special terms of payment which are not shown on the face of the invoice thereof,

     (iv) will not represent a delivery of merchandise upon "consignment", "guaranteed sale", "sale or return", "payment on reorder" or similar terms, and

     (v) will not represent a "pack, bill and hold" transaction;

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(b) we will offer to you selected receivables created in the regular course of business;

(c) all receivables and all goods giving rise thereto are, and for the duration of our financing arrangements with you, will remain free of any liens, charges, security interests, encumbrances and adverse claims, except for your benefit, the original invoice with respect to each factored receivable bears notice of its sale to you as required hereunder and we now have and will have absolute and good title to said receivables and the right to sell the same to you, and has no knowledge of any fact which would impair the validity thereof;

(d) we are duly organized, validly existing and in good standing under the laws of the State of Delaware, are qualified to do business in every jurisdiction in which such qualification is necessary, and have the power and authority to own our properties and to carry on our business as now being conducted;

(e) we will not pledge, sell, assign, transfer, encumber or create a security interest in any of our present or future accounts and other collateral in which we have granted a security interest to you hereunder except for your benefit;

(f) our address as set forth below is our mailing address, our place of business, our chief executive office and sole office at which our records concerning the receivables are located and we shall not effect any change in such address without first giving you ten (10) days prior written notice, thereof; 6601 Lyons Road, Building A-7, Coconut Creek, FL 33073.

(g) the trade name or trade styles, if any, which are set forth below are the only trade names or styles under which we transact business and the receivables as may be sold to you hereunder on invoices of said trade names or styles are wholly owned by us and all of the undertakings and liabilities held in connection therewith under the terms of said trade names or styles shall be identical and of the same force and effect as though those invoices bore our name: None

(h) we shall neither pledge nor grant a security interest in any of our inventory to another party unless prior written permission for such pledge is given by you.

6. We shall immediately advise you of all disputes and claims and attempt to adjust the same promptly at our expense. We agree that you may, with respect to any receivable, deposit any and all remittances as received in payment of receivables irrespective of any deductions shown in notations appearing on said remittances and charge back to our account any deficiencies therein other than deficiencies in the payment of approved receivables not subject to charge back as hereinafter provided. You shall have the right at all times to charge to our account all non approved receivables that have not been paid within fifty-eight
(58) days from due date for any reason. On approved receivables, you assume the credit risk of the customer and have no recourse against us for non payment thereof unless a claim or dispute is asserted as to any such receivable, or in the event we breach any warranty relating to such a receivable, in which event, you may charge such receivable to our account. The term "claim or dispute" shall mean any claim or dispute, or assertion thereof, by a customer as to its obligations to pay a receivable in full other than its financial inability to pay, including, but not limited to, claims or disputes as to prices, terms, quantity, quality, breach of contract or warranty, defense, setoff, deduction or contra charge. In addition to your right of charge back and not in lieu thereof, you shall have the right at all times of settling or of litigating any receivables subject to a claim or dispute directly with our customer or other claimant and/or to take possession of and to sell or cause to be sold

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without notice to us any rejected or returned merchandise at such prices, to such purchasers and upon such terms as you in your sole discretion may deem advisable, and to charge the deficiencies, costs and expenses, including legal expenses, to us - or if you have charged back the receivables involved therein, to credit us with the actual amount of cash received by you thereon less your costs and expenses including legal expenses. The charge back of any receivables shall not be deemed as a reassignment thereof, and title thereto and to the merchandise represented thereby shall remain in you until you have been fully reimbursed therefor.

7. You shall render an accounting to us at about the fifteenth day of each calendar month in the form of month end statements including a summary sheet (a gross summary of all activity), a "Monthly Reserve Sheet" (reflecting daily activity and all credits and debits relating to receivables purchased by you) and a "Net Cash Employed Charge Calculation" report (reflecting the sums credited by us, the sums debited to us and the resulting balance) for the preceding calendar month. All advances shall bear interest which shall be charged and reflected in the "Net Cash Employed Charge Calculation" report as of the end of each calendar month. A debit balance shown below on a "Net Cash Employed Charge Calculation" report shall be payable by us on your demand. Interest, wherever provided for in this agreement shall, except as otherwise provided hereinafter, be at an annual rate equal to the lesser of (i) the "Maximum Rate" or (ii) the "Formula Rate", as those terms are defined hereinafter. If at any time hereafter the Formula Rate exceeds the Maximum Rate the rate of interest shall be limited to the Maximum Rate but any subsequent reduction in the Formula Rate shall not reduce the rate of interest below the Maximum Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Formula Rate had at all times been in effect. Interest shall be calculated at a daily rate equal to 1/360th of the annual rate stated, subject however to the limitation that the effective interest rate may never exceed the Maximum Rate. Each account rendered shall be deemed acceptable to and binding upon us unless we give you written notice of any exception thereto within thirty (30) days after your rendition thereof.

The "Maximum Rate" shall mean at the particular time in question the highest lawful rate of interest which, under the laws of the United States of America applicable to contracts made or performed in the State of Texas, including, without limitation, 12 U.S.C. 86(a), as amended to the date hereof and as the same may be amended at any time and from time to time hereafter and any other statute of the United States of America now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including without limitation, article 1.04 Title 79, Revised Civil Statute of Texas, 1925, as amended to the date hereof by H.B. 1228 and as the same may be amended at any time and from time to time hereafter ("Article 1.04") and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit (all the foregoing hereinafter referred to as the "Applicable Law"), you are then permitted to charge us. If the highest lawful rate of interest which, under Applicable Law, you are permitted to charge us shall change after the date hereof, the Maximum Rate shall be automatically increased, as the case may be, from time to time as of the effective time of each change in the Maximum Rate without notice to us. For purposes of determining the Maximum Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Article 1.04, provided, that at any time such indicated rate ceiling shall be less than eighteen percent (18%) per annum or more than twenty four percent (24%) per annum, the provisions of Sections (b)(1) and (2) of Article 1.04 shall control for purposes of such determination, as applicable.

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The "Formula Rate" shall mean a rate of interest two percent (2%) above the
Prime Rate charged by Bank One, Texas, N.A., or its successors, as announced or published by the bank, or its successors, from time to time. If the Prime Rate of said bank, or its successors, shall change after the date hereof, the Formula Rate shall be automatically increased or decreased, as the case may be, from time to time on the effective date of each change in the Prime Rate of said bank, or its successors, without prior notice to us.

8. We hereby grant to you a general and continuing lien and security interest in all of our accounts, instruments, documents, chattel paper, contract rights and general intangibles, all of our present and future credit balances and reserves, funds, monies and other properties coming into your hands, all monies payable by us to you hereunder or otherwise, and all proceeds (including insurance proceeds) and products of the foregoing as security for the payment and satisfaction of any and all or our present and future liabilities, indebtedness and obligations to you, whether absolute or contingent, liquidated or unliquidated, arising under this agreement or otherwise, including any amounts owing by us to you for merchandise purchased from any other concern factored or financed by you or otherwise. Recourse to any of the foregoing collateral shall not at any time be required and we hereby authorize you to charge our account for the amounts of any or all of the liabilities, indebtedness and obligation which are secured thereby. You may treat all indebtedness owed by us to you as an entire single indebtedness for which we shall remain liable for full payment without demand and you may, at your option, apply any funds, receivables, credits or property of ours coming into your possession to any particular portion of the indebtedness. We agree to pay all expenses (including reasonable attorney fees) incurred by you in collecting any indebtedness owed by us to you or in enforcing the terms of this agreement. We shall execute and deliver to you and/or file at such places and at such times as you may designate such further instruments as you may from time to time require for the protection of your rights hereunder. We agree to pay all expenses related to all tax and lien searches and filings you may perform related to our account.

9. We shall keep at our cost and expense proper books of account showing all transactions relating to sales, and you may, at all reasonable times, inspect, verify and check all of our books, accounts, records, orders and correspondence and papers which you deem relevant to the receivables in which you have an interest hereunder, and inspect and audit our books, records, accounts, files or inventory and make extracts thereof. We will provide you promptly with such signed financial statements and related information in such form, from time to time, as requested by you. We will provide with at least thirty (30) days prior written notice of any material change in our ownership, control or management.

10. This agreement shall become effective upon your acceptance hereof, shall be deemed dated as of the date set forth hereinafter and shall continue in full force and effect from month to month thereafter until terminated as to future transactions by either party giving to the other not less than thirty (30) days advance written notice by mail, but any such notice given by us shall not be effective prior to the end of the first year or any succeeding year, as the case may be. Of course, termination will not effect any of our obligations hereunder to you of any kind prior to the effective date of termination, and pending final accounting you may withhold any balance in our account unless you are supplied with an indemnity satisfactory to you. In the event of such termination, all of our obligations to you shall become due and payable on the effective date of such termination, irrespective of any maturity dates established prior thereto. You may, at your election, immediately terminate this agreement as to future transactions, without notice, if we

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shall fail to perform any of our obligations hereunder or shall breach any warranty contained herein, or if we shall become insolvent or suspend business or if a petition under any chapter of the Federal Bankruptcy Act or any other insolvency or debtor statute or receivership proceedings shall be filed by or against us, or if any guaranty of our obligations hereunder shall be terminated by the guarantor, or if you determine, in your sole discretion, that there has been a material change in our ownership, control or management, or if you should otherwise deem yourself insecure. We agree to reimburse you upon demand for all attorney fees, court costs and other expenses incurred by you in enforcing any of your rights against us under this agreement.

All notices provided herein shall be given at the addresses set forth:

Main Factors, Inc.                             The Singing Machine Company, Inc.
P.O. Box 50608                                 6601 Lyons Road, Building A-7
Dallas, TX 75250                               Coconut Creek, FL 33073

11. This agreement, when accepted by you, constitutes a security agreement under the provisions of the Uniform Commercial Code then in effect in the State of Texas and all of our obligations are performable and/or payable in the City of Dallas, Dallas County, Texas, and we waive the right to be sued elsewhere on any cause of action asserted by or against us. Your books and records showing the account between us shall be admissible in evidence in any action or proceeding, shall be binding upon us for the purpose establishing the items therein set forth and also shall constitute prima facie proof thereof. This agreement may only be changed, modified, supplemented or amended by written document signed by you. This agreement shall be construed according to the laws of the State of Texas. Should any paragraph, provision or clause of this agreement be found or held contrary to, or unenforceable at law or in equity, such finding shall not effect the others, which shall, notwithstanding, continue in all force and effect, it being the express intention of the parties hereto that the invalidity of any one or more paragraphs, provisions or clauses shall in no way affect the others. This agreement represents the full agreement between us and shall be binding upon both of us, our successors and assigns. No delay or failure on your part in exercising of your rights, privileges or options hereunder shall operate as a waiver of such rights, privileges or options and no waiver whatsoever shall be valid unless it is in writing and signed by you and then only to the extent set forth therein.

THE SINGING MACHINE COMPANY, INC.


By /s/ Edward Steele                        By /s/ John Klecha
  -----------------------------               ------------------------------
  Edward Steele, President                    John Klecha, Secretary


Main Factors, Inc.


Accepted in Dallas, Texas this 1st day of December, 1999


By /s/ Iain Michie
  -----------------------
  Iain Michie - President


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